AMENDMENT NO. 3
TO REVOLVING CREDIT AGREEMENT

AMENDMENT NO. 3 TO REVOLVING CREDIT AGREEMENT (this “Amendment”), dated as of March 28, 2016, among SOUTHWEST GAS CORPORATION, a California corporation (the “Borrower”), each of the lenders parties to the Revolving Credit Agreement referred to below that are identified on the signatures pages hereto as Continuing Lenders (collectively, the “Continuing Lenders”), THE NORTHERN TRUST COMPANY, as Departing Lender (the “Departing Lender”), and THE BANK OF NEW YORK MELLON, as Administrative Agent (the “Administrative Agent”).

RECITALS

A.           The Borrower, the Continuing Lenders, the Departing Lender and the Administrative Agent are parties to the Revolving Credit Agreement, dated as of March 15, 2012 (as amended by Amendment No. 1 to Revolving Credit Agreement, dated as of March 25, 2014, and Amendment No. 2 to Revolving Credit Agreement, dated as of March 24, 2015, the “Credit Agreement”), pursuant to which the Continuing Lenders and the Departing Lender agreed to make Loans to the Borrower on the terms and conditions set forth therein.  Capitalized terms used herein that are not herein defined shall have the meanings ascribed thereto by the Credit Agreement.

B.           The Borrower has requested that the Continuing Lenders agree to (i) extend the Termination Date from March 25, 2020 to March 25, 2021, (ii) amend the definition of Change in Control, and (iii) amend Section 2.03(e) of the Credit Agreement in the manner set forth in this Amendment.  The Continuing Lenders are willing to so amend the Credit Agreement upon the terms and conditions herein contained.

C.           In addition, the parties hereto desire to amend the Credit Agreement to reflect that (i) the Departing Lender shall no longer be a Lender under the Credit Agreement as of the Amendment No. 3 Effective Date (as defined below) and (ii) the Commitment amounts of the Continuing Lenders under the Credit Agreement shall be revised to reflect an increase and reallocation of the Commitment amounts.

THEREFORE, in consideration of the recitals and the terms and conditions herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is agreed that:

1. On and as of the Amendment No. 3 Effective Date, the Credit Agreement is hereby amended by adding in appropriate alphabetical order the following definitions in Section 1.01(c) thereof:

“Amendment No. 3” means that certain Amendment No. 3 to Revolving Credit Agreement, dated as of March 28, 2016, among the Borrower, the continuing lenders party thereto, the departing lender party thereto and the Administrative Agent.

“Amendment No. 3 Effective Date” means March 28, 2016.

“Anti-Terrorism Laws” means any law or regulation relating to terrorism, anti-terrorism, money laundering or anti-money laundering activities, including without limitation the U.S. Money Laundering Control Act of 1986 and the U.S. Bank Secrecy Act as amended by the Act (as defined in Section 11.12).

“Holding Company” means Holdco (as defined in the definition of Reorganization).

“Intermediate Holding Company” means Intermediate Holdco (as defined in the definition of Reorganization).

“Participant Register” has the meaning assigned to such term in Section 10.02(b).

“Reorganization” has the meaning assigned to such term in the Form 8-K filed by the Borrower with the SEC on October 13, 2015.  To effect the Reorganization, the Borrower will form a new direct, wholly owned subsidiary (“HoldCo”), which in turn will form a new direct, wholly owned subsidiary (“Merger Sub”). Both HoldCo and Merger Sub will be California corporations.  The Reorganization would be effected (i) through the merger of the Borrower and Merger Sub whereby the Borrower would be the surviving corporation (the “Surviving Company”) and a subsidiary of HoldCo, (ii) the Surviving Company converting from a California corporation into a California limited liability company to be called SWG LLC, (iii) SWG LLC distributing to HoldCo all issued and outstanding capital stock of its subsidiary, Carson Water Company, (iv) HoldCo contributing all of the membership interests of SWG LLC to its subsidiary, an intermediate holding company, a California corporation (“Intermediate Holdco”), and (v) SWG LLC converting from a California limited liability company back into a California corporation to be called Southwest Gas Corporation.

2. On and as of the Amendment No. 3 Effective Date, the Credit Agreement is hereby further amended by deleting the text of the definition of “Anti-Corruption Laws” in Section 1.01(c) of the Credit Agreement in its entirety and substituting the following therefor:

“Anti-Corruption Laws” means, with respect to any Person, any law of any jurisdiction concerning or relating to bribery or corruption that is applicable to such Person, including, without limitation, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act.

3. On and as of the Amendment No. 3 Effective Date, the Credit Agreement is hereby further amended by deleting the text of the definition of “Change in Control” in Section 1.01(c) of the Credit Agreement in its entirety and substituting the following therefor:

“Change in Control” means the occurrence of any of the following conditions: (a) from and after the completion of the Reorganization, the Holding Company shall fail to own all of the issued and outstanding capital stock of the Intermediate Holding Company, (b) from and after the completion of the Reorganization, the Intermediate Holding Company shall fail to own all of the issued and outstanding capital stock of the Borrower, (c) (i) prior to the completion of the Reorganization, any Person or group of associated Persons acting in concert shall have acquired an aggregate of more than 50% of the outstanding shares of voting stock of the Borrower (other than any transactions necessary for completion of the Reorganization), and (ii) from and after the completion of the Reorganization, any Person or group of associated Persons acting in concert shall have acquired an aggregate of more than 50% of the outstanding shares of voting stock of the Holding Company, or (d) individuals who constitute the board of directors of the Borrower on the Amendment No. 3 Effective Date or the Holding Company or the Intermediate Holding Company on the date of the completion of the Reorganization (each, an “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Amendment No. 3 Effective Date, in the case of the Borrower, or the date of the completion of the Reorganization, in the case of the Holding Company and the Intermediate Holding Company, whose election, or nomination for election by the Borrower’s, the Holding Company’s or the Intermediate Holding Company’s shareholders, was approved by a vote of a majority of the directors comprising the applicable Incumbent Board (either by a specific vote or by approval of the proxy statement of the Holding Company, the Intermediate Holding Company or the Borrower in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (d), considered as though such person were a member of such Incumbent Board.

4. On and as of the Amendment No. 3 Effective Date, the Credit Agreement is hereby further amended by deleting the text of the definition of “Excluded Taxes” in Section 1.01(c) of the Credit Agreement in its entirety and substituting the following therefor:

“Excluded Taxes” means (a) all present and future taxes, levies, imposts, duties, deductions, withholdings, fees, liabilities and similar charges imposed on or measured by the overall net income of any Lender (or any office, branch or subsidiary of such Lender) or any franchise taxes, taxes on doing business or taxes measured by capital or net worth imposed on any Lender (or any office, branch or subsidiary of such Lender), in each case imposed by the United States of America or any political subdivision or taxing authority thereof or therein, or taxes on or measured by the overall net income of any office, branch or subsidiary of a Lender or any franchise taxes, taxes imposed on doing business or taxes measured by capital or net worth imposed on any office, branch or subsidiary of such Lender, in each case imposed by any foreign country or subdivision thereof in which such Lender’s principal office or Eurodollar Lending Office is located and (b) any U.S. federal withholding Taxes imposed under FATCA.

5. On and as of the Amendment No. 3 Effective Date, the Credit Agreement is hereby further amended by deleting the text of the definition of “LIBOR” in Section 1.01(c) of the Credit Agreement in its entirety and substituting the following therefor:

“LIBOR” means, with respect to any Eurodollar Loan for any Interest Period, the rate per annum equal to the ICE Benchmark Administration Limited LIBOR Rate (or such successor thereto if the ICE Benchmark Administration Limited is no longer making such a rate available) appearing on the applicable Bloomberg screen (or other commercially available source as designated by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for U.S. dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “LIBOR” with respect to such Eurodollar Loan for such Interest Period shall be the rate at which U.S. dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Person serving as the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.  In the event that LIBOR ever falls below zero, LIBOR shall be deemed to be zero for purposes of this definition.

6. On and as of the Amendment No. 3 Effective Date, the Credit Agreement is hereby further amended by deleting the texts of the definitions of “LIBOR Reference Amount” and “LIBOR Reference Bank” in Section 1.01(c) of the Credit Agreement in their entirety.

7. On and as of the Amendment No. 3 Effective Date, the Credit Agreement is hereby further amended by deleting the text of the definition of “One Month LIBOR Rate” in Section 1.01(c) of the Credit Agreement in its entirety and substituting the following therefor:

“One Month LIBOR Rate” means, with respect to any Loan bearing interest by reference to the Alternate Base Rate, the rate per annum equal to the ICE Benchmark Administration Limited LIBOR Rate (or such successor thereto if the ICE Benchmark Administration Limited is no longer making such a rate available) appearing on the applicable Bloomberg screen (or other commercially available source as designated by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, on each day (provided that if such day is not a Business Day, then on the most recent Business Day), as the rate for U.S. dollar deposits with a one (1) month maturity.  In the event that such rate is not available at such time for any reason, then the “One Month LIBOR Rate” with respect to such Loan bearing interest by reference to the Alternate Base Rate shall be the rate at which U.S. dollar deposits of $5,000,000 and for a one (1) month maturity are offered by the principal London office of the Person serving as the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on each day (provided that if such day is not a Business Day, then on the most recent Business Day).  In the event that the One Month LIBOR Rate ever falls below zero, the One Month LIBOR Rate shall be deemed to be zero for purposes of this definition.

8. On and as of the Amendment No. 3 Effective Date, the Credit Agreement is hereby further amended by deleting the text of the definition of “Participant” in Section 1.01(c) of the Credit Agreement in its entirety and substituting the following therefor:

“Participant” has the meaning assigned to such term in Section 10.02(a).

9. On and as of the Amendment No. 3 Effective Date, the Credit Agreement is hereby further amended by deleting the texts of the definitions of “Sanctioned Country” and “Sanctioned Person” in Section 1.01(c) of the Credit Agreement in their entirety.

10. On and as of the Amendment No. 3 Effective Date, the Credit Agreement is hereby further amended by deleting the text of the definition of “Sanctions” in Section 1.01(c) of the Credit Agreement in its entirety and substituting the following therefor:

“Sanctions” means any sanctions administered or enforced by the United States government (including by the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority.

11. On and as of the Amendment No. 3 Effective Date, the Credit Agreement is hereby further amended by deleting the text of the definition of “Termination Date” in

Section 1.01(c) of the Credit Agreement in its entirety and substituting the following therefor:

“Termination Date” means March 25, 2021, as may be extended pursuant to Section 2.03(e), or such earlier date on which the Revolving Credit Notes shall become due and payable, whether by acceleration or otherwise.

12. On and as of the Amendment No. 3 Effective Date, the Credit Agreement is hereby further amended by deleting “Company’s” in Section 1.01(d) of the Credit Agreement and substituting “Borrower’s” therefor.

13. On and as of the Amendment No. 3 Effective Date, the Credit Agreement is hereby further amended by deleting “Amendment No. 2 Effective Date” in Section 2.03(e) of the Credit Agreement and substituting “Amendment No. 3 Effective Date” therefor.

14. On and as of the Amendment No. 3 Effective Date, the Credit Agreement is hereby further amended by deleting the text of Section 5.01(k) of the Credit Agreement in its entirety and substituting the following therefor:

“(k)           Financial Condition.

The audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of December 31, 2015 and the related consolidated statements of income, changes in shareholders’ equity and cash flows for the period then ended, copies of which have been furnished to the Administrative Agent and the Lenders, fairly present the consolidated financial condition of the Borrower and its consolidated Subsidiaries as of, and the results of its operations and cash flows for, the period then ended, applied on a consistent basis.  Such financial statements were prepared in accordance with GAAP consistently applied throughout the period covered thereby, are complete and accurate, and show all material indebtedness and other liabilities of the Borrower and its consolidated Subsidiaries as of the date thereof (including liabilities for taxes and material commitments).”

15. On and as of the Amendment No. 3 Effective Date, the Credit Agreement is hereby further amended by adding a new Section 5.01(s) of the Credit Agreement as follows:

“(s)           Anti-Corruption Laws and Anti-Terrorism Laws.

(i)
None of the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower or any of its Subsidiaries, any director, officer, employee, agent or Affiliate of the Borrower or any of its Subsidiaries is a Person that is, or is owned or controlled by Persons that are:  (A) the subject of any Sanctions or (B) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions.

(ii)
Each of the Borrower and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower and each such Subsidiary thereof with Sanctions, Anti-Corruption Laws and Anti-Terrorism Laws.

(iii)
The operations of the Borrower and its Subsidiaries are and have been conducted at all times in compliance with all applicable Anti-Corruption Laws and Anti-Terrorism Laws and no action, suit or proceeding by or before any Governmental Authority involving the Borrower or any of its Subsidiaries with respect to any potential violation of the Anti-Corruption Laws or Anti-Terrorism Laws is pending, or to the knowledge of the Borrower threatened.  The Borrower has provided to the Administrative Agent and the Lenders all information regarding the Borrower and its Subsidiaries and its Affiliates necessary for the Bank to comply with “know your customer” and Anti-Terrorism Laws and such information is correct.”

16. On and as of the Amendment No. 3 Effective Date, the Credit Agreement is hereby further amended by deleting the text of Section 7.01(a)(i) of the Credit Agreement in its entirety and substituting the following therefor:

“(i)           As soon as available, but not later than 120 days after the end of each fiscal year of the Holding Company (or of the Borrower, if the Reorganization has not been completed by the end of such fiscal year), (A) (i) the audited consolidated balance sheet of the Holding Company (or of the Borrower, if the Reorganization has not been completed by the end of such fiscal year) as of the end of such fiscal year and the related consolidated statements of income, changes in shareholders’ equity and cash flows for such fiscal year, and (ii) beginning with the Borrower’s fiscal year ending December 31, 2017, the audited unconsolidated balance sheet of the Borrower as of the end of such fiscal year and the related unconsolidated statements of income, changes in shareholders’ equity and cash flows for such fiscal year, each audited by PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit relating to the material operations of the Holding Company (or of the Borrower, if the Reorganization has not been completed by the end of such fiscal year) and the Borrower beginning with the Borrower’s fiscal year ending December 31, 2017), and (B) for the Borrower’s fiscal year ending December 31, 2016, the unaudited unconsolidated balance sheet of the Borrower as of the end of such fiscal year and the related unaudited unconsolidated statements of income, changes in shareholders’ equity and cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail, certified by a Responsible Officer who was involved in the preparation of the financial statements referred to herein.”

17. On and as of the Amendment No. 3 Effective Date, the Credit Agreement is hereby further amended by deleting the text of Section 7.01(a)(ii) of the Credit Agreement in its entirety and substituting the following therefor:

“(ii)           As soon as available, but not later than 60 days after the end of each of the first three quarterly accounting periods in each fiscal year of the Holding Company (or of the Borrower, if the Reorganization has not been completed by the end of such quarterly period), (A) the unaudited unconsolidated balance sheet of the Borrower as of the end of such quarterly period and the related unaudited unconsolidated statements of income, changes in shareholders’ equity and cash flows, and (B) the unaudited consolidated balance sheet of the Holding Company (or of the Borrower, if the Reorganization has not been completed by the end of such quarterly period) as of the end of such quarterly period and the related unaudited consolidated statements of income, changes in shareholders’ equity and cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly period.  Such statements shall be in reasonable detail and certified by a Responsible Officer who was involved in the preparation of the financial statements referred to herein.”

18. On and as of the Amendment No. 3 Effective Date, the Credit Agreement is hereby further amended by deleting the text of Section 7.01(a)(v) of the Credit Agreement in its entirety and substituting the following therefor:

“(v)           Within five days after the same are sent, copies of all financial statements and reports which the Holding Company (or the Borrower if the Reorganization has not been completed) sends to its shareholders, and promptly after the same are filed, copies of all financial statements and regular, periodic or special reports which the Holding Company (or the Borrower if the Reorganization has not been completed) may make to, or file with, the SEC.”

19. On and as of the Amendment No. 3 Effective Date, the Credit Agreement is hereby further amended by deleting the text of Section 7.01(b)(iv) of the Credit Agreement in its entirety and substituting the following therefor:

“(iv)           of any other litigation or proceeding affecting the Holding Company or the Borrower or any of its Subsidiaries which the Holding Company or the Borrower would be required to report to the SEC pursuant to the Securities Exchange Act of 1934, within four days after reporting the same to the SEC;”

20. On and as of the Amendment No. 3 Effective Date, the Credit Agreement is hereby further amended by adding the following new subsection 7.01(k) of the Credit Agreement:

“(k)           Holding Company’s and Intermediate Holding Company’s Formation Documents and Amendments.  Within ten (10) days following (i) the completion of the Reorganization, the Borrower shall deliver to the Administrative Agent copies of the articles (or certificate) of incorporation and the bylaws of the Holding Company and the Intermediate Holding Company’s as in effect on the date of the completion of the Reorganization, and (ii) the amendment of the articles (or certificate) of incorporation or the bylaws of the Holding Company or the Intermediate Holding Company, the Borrower shall deliver to the Administrative Agent copies of such amendment(s).”

21. On and as of the Amendment No. 3 Effective Date, the Credit Agreement is hereby further amended by deleting the text of Section 7.02(i) of the Credit Agreement in its entirety and substituting the following therefor:

“(i)           Use of Proceeds.  Use the proceeds of any Loan other than for repayment of all amounts outstanding under the Existing Credit Agreement, to fund fees and expenses associated with this Agreement and for general corporate purposes.  Without limiting the foregoing, the Borrower will not, directly or knowingly indirectly, use the proceeds of any advance, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other Person (A) to fund any activities or business of or with any Person, or in any country or territory, that at the time of such funding, is, or whose government is, the subject of Sanctions, (B) in any other manner that would result in a violation of Sanctions by any Person including, without limitation, the Borrower, the Lenders and the Administrative Agent or (C) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws.”

22. On and as of the Amendment No. 3 Effective Date, the Credit Agreement is hereby further amended by deleting the text of Section 8.01(i) of the Credit Agreement in its entirety and substituting the following therefor:

“(i)           (i)  The Holding Company, the Intermediate Holding Company or the Borrower shall commence any case, proceeding, or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debts, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Holding

Company, the Intermediate Holding Company or the Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Holding Company, the Intermediate Holding Company or the Borrower any case, proceeding or other action of a nature referred to in clause (i) above and such case, proceeding or action shall not have been vacated, discharged or stayed within 60 days from the entry thereof; or (iii) the Holding Company, the Intermediate Holding Company or the Borrower shall consent to the institution of, or fail to controvert in a timely and appropriate manner, any case, proceeding or other action of a nature referred to above; or (iv) the Holding Company, the Intermediate Holding Company or the Borrower shall file an answer admitting the material allegations of a petition filed against it in any case, proceeding or other action of a nature referred to above; or (v) the Holding Company, the Intermediate Holding Company or the Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vi) the Holding Company, the Intermediate Holding Company or the Borrower shall take corporate action for the purpose of effecting any of the foregoing; or”

23. On and as of the Amendment No. 3 Effective Date, the Credit Agreement is hereby further amended by deleting the text of Section 10.02 of the Credit Agreement in its entirety and substituting the following therefor:

“Section 10.02                                           Participations.

(a)           Any Lender may at any time grant to one or more financial institutions (but not to a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each a “Participant”) participating interests in its Commitment or any or all of its Loans.  In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and, except to the extent such participating interest has been granted pursuant to Section 4.02(e), the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clauses (i) through (vi), inclusive, of Section 11.06(b) without the consent of the Participant.

(b)           Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other obligations under any this Agreement) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.”

24. On and as of the Amendment No. 3 Effective Date, the Credit Agreement is hereby further amended by deleting the text of Section 10.03(a) of the Credit Agreement in its entirety and substituting the following therefor:

“(a)           Any Lender may at any time assign to one or more financial institutions (but not to a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each an “Assignee”), other than a Defaulting Lender or a subsidiary thereof or any financial institution who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a subsidiary thereof, all, or a proportionate part of all, of its rights and obligations under this Agreement, and such Assignee shall assume such rights and obligations, pursuant to an instrument, in substantially the form of Exhibit E (an “Assignment and Acceptance”), executed by such Assignee and such transferring Lender, with (and subject to) the signed consent of the Borrower (which consent shall not be unreasonably withheld or delayed and which consent shall be deemed to have been given if the Borrower has not responded within ten Business Days of its receipt of a written request for such consent) and the Administrative Agent (which consent shall not be unreasonably withheld); provided that (i) each such assignment (other than assignments (x) to its Affiliates or (y) its entire interest) shall be in a minimum amount of $10,000,000 or in integral multiples of $1,000,000 in excess thereof, (ii) each assignee shall be an Eligible Institution, and (iii) after giving effect to each such assignment, the Commitment of the assignor (if it has not assigned its entire interest) and of the assignee shall be at least $5,000,000; provided further, that the foregoing consent requirement shall not be applicable in the case of an assignment or other transfer by any Lender to an Affiliate of such Lender or to another Lender; provided further, that any consent of the Borrower otherwise required under this Section shall not be required if an Event of Default has occurred and is continuing.  Upon execution and delivery of an Assignment and Acceptance and payment by such Assignee to such transferring Lender of an amount equal to the purchase price agreed between such transferring Lender and such Assignee and payment by the transferring Lender or the Assignee of an assignment fee of $3,500 (or $5,000, if the transferring Lender is a Defaulting Lender) to the Administrative Agent (unless such fee is waived by the Administrative Agent in its sole discretion), such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment and Acceptance, and the transferring Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required.”

25. On and as of the Amendment No. 3 Effective Date, the Credit Agreement is hereby further amended by adding the following new sentence at the end of Section 11.05(a) of the Credit Agreement:

“In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Credit Documents, and the Commitments.”

26. On and as of the Amendment No. 3 Effective Date, the Credit Agreement is hereby further amended by amending and restating Schedule I to the Credit Agreement in the form of Annex 1 to this Amendment.

27. On and as of the Amendment No. 3 Effective Date, the Departing Lender shall no longer be a Lender under the Credit Agreement as amended by this Amendment and shall have no further obligations or rights thereunder, other than as specifically set forth in Sections 4.04(b), 4.06, 4.07 and 9.08 thereof with respect to the period prior to the Amendment No. 3 Effective Date.

28. This Amendment shall be effective as of March 28, 2016 (the “Amendment No. 3 Effective Date”), provided that each of the following conditions precedent has been fulfilled by such date:

(a) Evidence of Action.  The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower, dated the date of this Amendment, certifying and/or attaching thereto (i) all amendments, if any, to the articles of incorporation of the Borrower since March 24, 2015, certified by the Secretary of State of California as of a recent date and by the Secretary or Assistant Secretary of the Borrower (or if there have been none, a certification to such effect) and all amendments, if any, to the bylaws of the Borrower since March 24, 2015, certified by the Secretary or

Assistant Secretary of the Borrower (or if there have been none, a certification to such effect), (ii) certificates of good standing for the Borrower from each of the Secretary of State of California and the Secretaries of State of the states where the Borrower conducts its principal operations, certifying that the Borrower is in good standing in such states, such certificates to be dated reasonably near the date of this Amendment, (iii) copies of the resolutions of the board of directors of the Borrower approving and authorizing the execution, delivery and performance by the Borrower of this Amendment and (iv) the names and true signatures of the officers of the Borrower authorized to sign this Amendment and any certificates or other documents, to be delivered in connection herewith.

(b) This Amendment.  The Administrative Agent shall have received this Amendment executed by a duly authorized officer of the Borrower, and consented to by each Continuing Lender and the Departing Lender.

(c) Fees and Expenses.  The Borrower shall have paid (i) the reasonable fees and expenses of counsel to the Administrative Agent in connection with the preparation, negotiation and closing of this Amendment and all documents executed and delivered in connection herewith and (ii) the fees and other amounts required to be paid to the Administrative Agent and the Continuing Lenders on the Amendment No. 3 Effective Date pursuant to that certain fee letter dated as of March 7, 2016 between The Bank of New York Mellon and the Borrower.

(d) Compliance.  After giving effect to this Amendment, (i) the Borrower shall be in compliance in all material respects with all of the terms, covenants and conditions of the Credit Documents as amended hereby, (ii) there shall exist no Default or Event of Default and (iii) the representations and warranties contained in the Credit Documents as amended hereby shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof (except to the extent that any representation or warranty speaks as of a certain date).

(e) Amended and Restated Revolving Credit Notes.  The Administrative Agent shall have received amended and restated Revolving Credit Notes for those Continuing Lenders whose Commitment amounts are increasing as reflected in the amended and restated Schedule I annexed hereto, each executed by a duly authorized officer of the Borrower.

29. The Borrower hereby reaffirms and admits the validity and enforceability of the Credit Documents and all of its obligations thereunder, agrees and admits that it has no defenses to or offsets against any of the obligations under the Credit Documents, and represents and warrants that (i) the Recitals to this Amendment are true and correct, (ii) there exists no Default or Event of Default and (iii) the representations and warranties contained in the Credit Documents are true and correct in all material respects on and as of the date hereof, except those representations and warranties that were made as of a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date.

30. In all other respects the Credit Agreement and the other Credit Documents shall remain in full force and effect, and no amendment of any term or condition of the Credit Agreement herein contained shall be deemed to be an amendment of any other term or condition contained in the Credit Agreement or any other Credit Document or constitute a waiver of any Default or Event of Default.

31. The Borrower agrees to pay the reasonable fees and expenses of the Administrative Agent’s counsel in connection with this Amendment and all documents executed and delivered in connection herewith in accordance with Section 4.06(a) of the Credit Agreement.

32. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy or email), and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

33. THIS AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank; signature pages follow]

The Borrower, the Lenders and the Administrative Agent have caused this Amendment to be duly executed as of the date first above written.
SOUTHWEST GAS CORPORATION

By:	/S/ KENNETH J. KENNY
	Name:	Kenneth J. Kenny
	Title:	Vice President/Finance/Treasurer

[Signature Page to Amendment No. 3]

THE BANK OF NEW YORK MELLON, as a Continuing Lender and as Administrative
Agent

By:	/S/ MARK W. ROGERS
	Name:	Mark W. Rogers
	Title:	Vice President

[Signature Page to Amendment No. 3]

JPMORGAN CHASE BANK, N.A., as a Continuing Lender

By:	/S/ JUSTIN MARTIN
	Name:	Justin Martin
	Title:	Authorized Officer

[Signature Page to Amendment No. 3]

BANK OF AMERICA, N.A., as a Continuing Lender

By:	/S/ MICHELE GORDON
	Name:	Michele Gordon
	Title:	SVP

[Signature Page to Amendment No. 3]

MUFG UNION BANK, N.A., as a Continuing Lender

By:	/S/ LINDSAY MINNEMAN
	Name:	Lindsay Minneman
	Title:	Vice President

[Signature Page to Amendment No. 3]

KEYBANK NATIONAL ASSOCIATION, as a Continuing Lender

By:	/S/ KEVEN D. SMITH
	Name:	Keven D. Smith
	Title:	Senior Vice President

[Signature Page to Amendment No. 3]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Continuing Lender

By:	/S/ MATTHEW KERR
	Name:	Matthew Kerr
	Title:	Assistant Vice President

[Signature Page to Amendment No. 3]

U.S. BANK NATIONAL ASSOCIATION, as a Continuing Lender

By:	/S/ HOLLAND H. WILLIAMS
	Name:	Holland H. Williams
	Title:	VICE PRESIDENT

[Signature Page to Amendment No. 3]

THE NORTHERN TRUST COMPANY, as Departing Lender

By:	/S/ JOHN LASCODY
	Name:	John Lascody
	Title:	Vice President

[Signature Page to Amendment No. 3]